UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-6471

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On September 19, 2019, the Board of Directors of Shoe Carnival, Inc. (the “Company”) approved the following executive appointments to support the Company’s ongoing customer-centric business transformation and to create a management structure aligned with the Company’s long-term strategic plan, which changes are effective immediately:

•

Clifton E. Sifford will continue to serve as the Company’s Chief Executive Officer and as a member of its Board of Directors and will continue to function as the Company’s principal executive officer.  Mr. Sifford also assumed the role of Vice Chairman of the Board of Directors and relinquished the President title.  Mr. Sifford has served as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors since October 2012.

•

Mark J. Worden, previously the Company’s Executive Vice President – Chief Strategy and Marketing Officer, was appointed to the position of President and Chief Customer Officer of the Company.  In this newly created position, Mr. Worden will focus on all customer-facing activities, including store operations, e-commerce, customer relationship management, marketing and real estate.

•

Timothy T. Baker, previously the Company’s Executive Vice President – Store Operations, was appointed to the newly created position of Executive Vice President – Chief Retail Operations Officer, reporting to Mr. Worden.  In this role, Mr. Baker will continue to lead store operations and will have greater focus on the customer experience, store growth and team development.

•

W. Kerry Jackson, previously the Company’s Senior Executive Vice President, Chief Operating and Financial Officer and Treasurer, was appointed the Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer. Mr. Jackson will continue to lead the financial and treasury functions and will also focus on the Company’s strategic administrative initiatives.

Mr. Worden, age 46, served as the Company’s Executive Vice President – Chief Strategy and Marketing Officer from September 2018 until his appointment to President and Chief Customer Officer. Prior to joining the Company, Mr. Worden led the Northern European region for S. C. Johnson & Son, Inc. (“SC Johnson”), a manufacturer of household cleaning supplies and products, and was responsible for revenue and share growth objectives across six countries from May 2014 to July 2018. Prior to that, Mr. Worden served as Assistant to the Chairman and Chief Executive Officer of SC Johnson from May 2012 to May 2014 and as a Senior Marketing Director from 2009 to 2012. Mr. Worden also served as a Senior Brand Manager at Kimberly-Clark Corporation and held multiple marketing roles across their flagship brands during his tenure there from 2003 through 2009.

There was no arrangement or understanding between Mr. Worden and any other person pursuant to which he was selected to become the President and Chief Customer Officer of the Company. There are no family relationships between Mr. Worden and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 19, 2019, the Compensation Committee of the Board of Directors of the Company approved an increase in Mr. Worden’s salary to $600,000 in light of his increased responsibilities.  No other changes were made to the compensation of the Company’s executive officers in connection with these changes to the Company’s executive management team.

Item 7.01.    Regulation FD Disclosure.

The following information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

 A copy of the press release issued by the Company on September 19, 2019, announcing the executive appointments described above, is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following item is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.Exhibits

99.1Press Release of Registrant dated September 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: September 19, 2019	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Financial and Administrative Officer and Treasurer

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